Exhibit 99.1

Dyadic Announces Research, License and Collaboration for the Manufacture of

Animal Free Ingredients

JUPITER, FL / May 11, 2022, Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), a global biotechnology company focused on further improving, applying, and deploying its proprietary protein production platform, today announced that it has entered into a Joint Development Agreement (“Agreement”) with a Global Food Ingredients Company to develop and manufacture a number of animal free ingredient products using the company’s biotechnologies.

Under the terms of the Agreement:

●	The research project will be fully funded by the Global Food Ingredients Company up to €3.6 million euros.
●	Dyadic to develop its proprietary production cell lines for the manufacture of animal free ingredient product candidates.
●	Dyadic will receive certain defined “Success Fees”, upon reaching certain productivity and activity levels and milestones at different stages of the collaboration.
●	Dyadic will receive a “Commercialization Fee” of low eight figures upon commercialization, and a royalty payment of low single digits based on commercial sales.

“While our primary focus remains speeding the adoption of our C1 protein production platform for use in developing and manufacturing biopharmaceuticals, we believe that this strategic partnership demonstrates the company’s ability to leverage its technologies by taking advantage of emerging market opportunities to enhance the value the company can bring to biomanufacturing,” said Mark Emalfarb, Dyadic's President, and Chief Executive Officer.

About Dyadic International, Inc.

Dyadic International, Inc. is a global biotechnology company which is developing what it believes will be a potentially significant biopharmaceutical gene expression platform based on the fungus Thermothelomyces heterothallica (formerly Myceliophthora thermophila), named C1. The C1 microorganism, which enables the development and large-scale manufacture of low-cost proteins, has the potential to be further developed into a safe and efficient expression system that may help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. Dyadic is using the C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of human and animal vaccines and drugs, such as virus like particles (VLPs) and antigens, monoclonal antibodies, Fab antibody fragments, Fc-Fusion proteins, biosimilars and/or biobetters, and other therapeutic proteins. Certain other research activities are ongoing which include the exploration of using C1 and other technologies to develop and produce certain metabolites and other biologic products. Dyadic pursues research and development collaborations, licensing arrangements and other commercial opportunities with its partners and collaborators to leverage the value and benefits of these technologies in development and manufacture of biopharmaceuticals. As the aging population grows in developed and undeveloped countries, Dyadic believes the company’s technologies may help bring biologic vaccines, drugs, and other biologic products to market faster, in greater volumes, at lower cost, and with new properties to drug developers and manufacturers, and improve access and cost to patients and the healthcare system, but most importantly save lives.

Please visit Dyadic's website at https://www.dyadic.com for additional information, including details regarding Dyadic's plans for its biopharmaceutical business.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Dyadic International's expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements because of various important factors, including those described in the Company's most recent filings with the SEC. Dyadic assumes no obligation to update publicly any such forward-looking statements, whether because of new information, future events or otherwise. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled "Risk Factors" in Dyadic's annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic's periodic filings with the SEC, which are accessible on the SEC's website and at https://www.dyadic.com.

Contact:

Dyadic International, Inc.

Ping W. Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: ir@dyadic.com